UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2009

NCI BUILDING SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-14315	76-0127701
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10943 North Sam Houston Parkway West Houston, Texas (Address of principal executive offices)	77064 (Zip Code)

Registrant’s telephone number, including area code: (281) 897-7788

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

Amendment to Investment Agreement

          On October 16, 2009, NCI Building Systems, Inc. (the “Company”) entered a fourth amendment (“Amendment No. 4”) to the Investment Agreement, dated as of August 14, 2009 (the “Original Investment Agreement”), by and between the Company and Clayton, Dubilier & Rice Fund VIII, L.P. (the “CD&R Fund”) as previously amended by that amendment (“Amendment No. 1”), dated as of August 28, 2009, by and between the Company and the CD&R Fund, by that second amendment (“Amendment No. 2”), dated as of August 31, 2009, by and between the Company and the CD&R Fund and by that third amendment (“Amendment No. 3”), dated as of August 31, 2009, by and between the Company and the CD&R Fund (the Original Investment Agreement, as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3 and Amendment No. 4, the “Investment Agreement”).

          In the Investment Agreement, and subject to the terms and conditions set forth therein, the Company agreed to issue and sell to the CD&R Fund, and the CD&R Fund agreed to purchase from the Company, for an aggregate purchase price of $250 million, 250,000 shares of a newly created class of preferred stock, par value $1.00 per share, of the Company to be designated the Series B Cumulative Convertible Participating Preferred Stock (the “Preferred Stock”). The purchase and sale of the shares of Preferred Stock pursuant to the terms of the Investment Agreement is referred to herein as the “Equity Investment.” The closing of the Equity Investment is subject to the satisfaction or waiver of a number of closing conditions set forth in the Investment Agreement, including, among others:

  the consummation of an exchange offer (the “Exchange Offer”) by the Company to acquire all of the Company’s existing 2.125% convertible notes due 2024 in exchange for a combination of cash and shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), which exchange offer is subject to a number of conditions, including the tender of at least 95% of the aggregate principal amount of such convertible notes;
  the refinancing of the Company’s existing credit agreement, including the partial prepayment of approximately $143 million in principal amount of the existing $293 million in principal amount of outstanding term loans thereunder and a modification of the terms and an amendment and extension of the maturity (the “restatement”) of the remaining $150 million outstanding balance of the term loans; and
  entry into a new $125 million asset-based revolving credit facility.

          Amendment No. 4 amends the form of the credit agreement that would be executed in connection with the refinancing of the Company’s existing credit agreement such that the maturity date of the term loans under the new credit agreement, which previously was the fifth anniversary of the closing of the Equity Investment, would be four years and six months from the closing date.

*     *     *

          The foregoing description of Amendment No. 4 is a summary and is qualified in its entirety by reference to the full text of such document. The Original Investment Agreement was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on August 19, 2009, Amendment No. 1 was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on August 28, 2009, Amendment No. 2 was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on September 1, 2009 and Amendment No. 3 was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on October 8, 2009. Amendment No. 4 is attached hereto as Exhibit 2.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1	Amendment No. 4, dated as of October 16, 2009, to the Investment Agreement, dated as of August 14, 2009 (as amended), by and between NCI Building Systems, Inc. and
Clayton, Dubilier & Rice Fund VIII, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCI BUILDING SYSTEMS, INC.

By: /s/ Todd R. Moore
Todd R. Moore
Executive Vice President, General
Counsel and Secretary

Date: October 19, 2009

EXHIBIT INDEX

Exhibit Number	Description

2.1	Amendment No. 4, dated as of October 16, 2009, to the Investment Agreement, dated as of August 14, 2009 (as amended), by and between NCI Building Systems, Inc. and
Clayton, Dubilier & Rice Fund VIII, L.P.